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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



American Spectrum Realty, Inc.
1800 East Deere Avenue
Santa Ana, CA  92705


As independent public accountants, we hereby consent to the use of our report, dated February 9, 2001, relating to the consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee, and to all references to our Firm included in or made a part of this registration statement on Form S-4.



/s/ Wolfe, Nilges, Nahorski
A Professional Corporation


April 19, 2001
St. Louis, Missouri